Exhibit 10.19

After recording, return to: Bilzin Sumberg Baena Price & Axelrod LLP 1450 Brickell Avenue, 23rd Floor Miami, Florida 33131-3456 Attn: Post-Closing Department

(Space Above For Recorder's Use Only)

NOTE AND MORTGAGE ASSUMPTION AGREEMENT
(WFCM 2015-NXS2; Loan No. 30-4110008)

THIS NOTE AND MORTGAGE ASSUMPTION AGREEMENT ("Assumption Agreement") is executed September 13, 2016, effective as of September 13, 2016 ("Effective Date") and is entered into among WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF WELLS FARGO COMMERCIAL MORTGAGE TRUST 2015-NXS2, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-NXS2 ("Lender"), having an address at 1100 North Market Street, Wilmington, Delaware 19890, Attn: CMBS Trustee WFCM 2015-NXS2; Loan No 30-4110008; 88 HAMILTON AVENUE ASSOCIATES, LLC, a Delaware limited liability company ("Original Borrower"), having an address at c/o Seaboard Realty, LLC, One Atlantic Street, Stamford, Connecticut  06901, Attn:  Marc Beilinson, and WWE REAL ESTATE HOLDINGS, LLC, a Delaware  limited liability company ("New Borrower"), having an address at 1241 East Main Street, Stamford, CT 06902, Attn:  James W. Langham, SVP & Assistant General Counsel.  Original Borrower and New Borrower are sometimes collectively referred to as "Borrower Parties", and Borrower Parties and Lender are collectively referred to as the "Parties".
PRELIMINARY STATEMENT
A.       Original Borrower is the current owner of fee title to the real property ("Land") and the buildings and improvements thereon ("Improvements"), commonly known as "88 Hamilton Avenue" located in the City of Stamford, County of Fairfield, State of Connecticut, more particularly described in the attached Exhibit A (the Land and the Improvements are collectively referred to as the "Property").

B.        Lender is the current owner and holder of a loan ("Loan") in the original principal amount of $23,000,000.00, made by Natixis Real Estate Capital LLC ("Original Lender") to Original Borrower pursuant to the terms of a Loan Agreement (the "Loan Agreement") dated June 8, 2015, between Original Borrower and Original Lender, as evidenced and/or secured by the documents described in the Loan Agreement and on the attached Exhibit B (as all of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, collectively referred to herein as the "Loan Documents").  The Loan is secured in part by the Property, which Property is described in and encumbered by the "Security Instrument"

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described on Exhibit B.  Capitalized terms not otherwise defined in this Assumption Agreement shall have the meaning ascribed to them in the Loan Agreement.
C.       Original Borrower is a debtor in possession in a bankruptcy case (the "Bankruptcy Case") filed on February 4, 2016 in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").  Original Borrower and certain of its affiliates (the "Debtors") filed Debtors' Motion for Entry of (A) Order (I)Scheduling a Hearing to Consider Approval of the Sale or Sales of the Debtors' Assets, and the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, (II) Approving Certain Bidding Procedures, Assumption and Assignment Procedures, and the Form and Manner of Notice Thereof, and (III) Granting Related Relief; and (B) One or More Orders (I) Approving the Sales or other Acquisition Transactions for the Properties, (II) Authorizing the Sales Free and Clear of all Encumbrances, (III) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (IV) Granting Related Relief (the "Motion") on March 21, 2016 as Docket Number 411.  The Debtors conducted an auction for the sale of the Property and certain other assets on June 20, 2016.  The Bankruptcy Court conducted a hearing on the approval of the Motion on June 29, 2016 (the "Sale Hearing"), and approved the relief sought in the Motion as to the Original Borrower pursuant to the Order (I) Authorizing and Approving Purchase and Sale Agreement with World Wrestling Entertainment, Inc.; (II) Authorizing and Approving the Sale of Assets Free and Clear of All Encumbrances Other Than Those Permitted By the Purchase and Sale Agreement; (III) Authorizing and Approving the Assumption and Assignment of the Assigned Agreements in connection therewith; and (IV) Granting Related Relief entered on June 29, 2016 as Docket Number 906 (the "Sale Order").

D.       The Sale Order grants the Motion and authorizes Original Borrower and New Borrower to enter into and consummate the Purchase and Sale Agreement, dated June 29, 2016, between Original Borrower and World Wrestling Entertainment, Inc., a Delaware corporation ("WWE" or "New Indemnitor"), attached as Exhibit A to the Sale Order (the "Purchase Agreement"), subject to the assumption of the Loan pursuant to an assignment and assumption agreement in form and substance reasonably acceptable to New Borrower and Lender, as more fully set forth in 2.1.2(d)(i) of the Purchase Agreement.  WWE has assigned its interest as "Buyer" under the Purchase Agreement to New Borrower with the consent of Lender, pursuant to Section 9.13 thereof.  New Borrower desires to obtain Lender’s consent to the Requested Actions described below.

E.       The Borrower Parties and Lender have entered into this Agreement in order to set forth the terms upon which New Borrower is assuming the Loan and WWE is guarantying the Loan, solely to the extent set forth in the attached Joinder by and Agreement of New Indemnitor, and to obtain Lender’s consent to the Requested Actions described below.
F.       The Lender has agreed to consent to the following requested actions (collectively the "Requested Actions"): (a) Original Borrower selling the Property to New Borrower (the "Sale"), (b) New Borrower assuming all of Original Borrower's obligations under the Loan Documents (the "Assumption"), (c) New Borrower entering into a management agreement with Spinnaker Real Estate Partners, LLC ("Property Manager"), (d) New Borrower assuming the landlord's interest under leases of portions of the Property and the amendment and extension of certain of such leases as set forth in Section 4.2.6 of the Purchase Agreement and Paragraph 29
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of the Sale Order (the "Lease Amendments"), and (e) Lender agreeing that the Sale and the Assumption cures the Event of Default arising from the commencement of the Bankruptcy Case, and all other Events of Default that remain outstanding as of the date hereof, all on the terms set forth below.
G.       The Requested Actions, without Lender’s consent, are prohibited by the terms of the Loan Documents.
In consideration of $10.00 paid by each of the Parties to the other, the mutual covenants set forth below, and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the Parties agree as follows:
ARTICLE 1

 ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS
1.1.       Original Borrower Representations.  As a material inducement to Lender and New Borrower to enter into this Assumption Agreement, and to Lender consenting to the Requested Actions, Original Borrower acknowledges, warrants, represents and agrees to and with Lender and New Borrower as set forth below in this Section 1.1.  Any representation or warranty by the Original Borrower set forth below in this Section 1.1 that is qualified as to Original Borrower's actual knowledge is made subject to, and to the extent of the actual knowledge of, Marc Beilinson and Richard Kapko as of the date of this Assumption Agreement.
(a)       Incorporation of Recitals.  All of the facts set forth in the Preliminary Statement of this Assumption Agreement are true and correct and incorporated into this Assumption Agreement by this reference.
(b)      Authority of Original Borrower.  Marc Beilinson, as Chief Restructuring Officer of Original Borrower, acting alone without the joinder of any other manager or member of Original Borrower or any other party, has the power and authority to execute this Assumption Agreement on behalf of and to duly bind Original Borrower under this Assumption Agreement.  The execution and delivery of, and performance under, this Assumption Agreement by Original Borrower have been duly and properly authorized pursuant to all requisite limited liability company action and will not, to Original Borrower's actual knowledge and except as previously disclosed in writing to Lender and New Borrower, (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Borrower or the articles of organization, certificate of formation, operating agreement, limited liability company agreement or any other organizational document of Original Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Original Borrower is a party or by which the Property may be bound or affected.
(c)       Compliance with Laws.  To Original Borrower's actual knowledge and except as previously disclosed in writing to Lender and New Borrower, (i) all permits, licenses, franchises or other evidences of authority to use and operate the Property as it is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and
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effect; and (ii) Original Borrower has not received any written notice from any governmental entity claiming that Original Borrower or the Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Property, including, without limitation, any notice relating to any violations of zoning, building, environmental, fire, health, or other laws, ordinances, rules, codes or regulations.
(d)       Rent Roll.  The Rent Roll ("Rent Roll") attached as Exhibit C is a true, complete and accurate summary of all tenant leases ("Leases") affecting the Property, including all rents and security deposits, as of the Effective Date.
(e)       Leases.  To Original Borrower's actual knowledge and except as previously disclosed in writing to Lender and New Borrower, (i) the Leases are the only leases affecting the Property and are currently in full force and effect; (ii) Original Borrower has not been notified in writing of any landlord default under any of the Leases; (iii) [omitted]; (iv) Original Borrower has not received any prepaid rents or given any concessions for free or reduced rent under the Leases and will not accept any prepaid rents for more than one month in advance; and (v)  all tenants at the Property are currently in possession of and are operating businesses from their leased premises.
(f)       Legal Proceedings.  To Original Borrower's actual knowledge and except as previously disclosed in writing to Lender and New Borrower, there are no pending or threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Original Borrower or the Property, other than the Bankruptcy Case, or any pending or threatened condemnation proceedings or annexation proceedings affecting the Property, or any agreements to convey any portion of the Property, or any rights thereto to any person, entity, or government body or agency not disclosed in this Assumption Agreement.
(g)       Validity of Loan Documents.  Original Borrower ratifies and reaffirms each of the Bankruptcy Court's findings with respect to the Loan, as more fully set forth in the Final Order for 88 Hamilton Avenue Associates, LLC (A) Authorizing Use of Cash Collateral, (B) Granting Adequate Protection to Wilmington Trust, N.A. as Trustee, Including Monthly Debt Service Payments, and (C) Granting Other Relief (the "Cash Collateral Order"), including without limitation findings paragraphs 7 through 12, and 14 of the Cash Collateral Order.
(h)       Bankruptcy.  Original Borrower has no intent to (i) file any voluntary petition under any Chapter of the Bankruptcy Code, or in any manner to seek any additional proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors ("Debtor Proceeding") under any local, state, federal or other insolvency law or laws providing relief for debtors, other than the pending Bankruptcy Case, (ii) directly or indirectly cause any involuntary petition under any Chapter of the Bankruptcy Code to be filed against Original Borrower or any members thereof, or (iii) directly or indirectly cause the Property or any portion or any interest of Original Borrower in the Property to become the property of any bankrupt estate or the subject of any Debtor Proceeding, other than the Bankruptcy Case.
(i)       Omitted.
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(j)       Indebtedness.  As of the Effective Date, to Original Borrower's actual knowledge, the outstanding principal balance of the Loan is $23,000,000.00 and the following escrow and reserve balances (collectively, "Escrow Balances") are being held by Lender: (a) a Required Repairs Subaccount of $625.01; (b) a Tax and Insurance Subaccount balance of $0.00; (c) a Capital Reserve Subaccount balance of $7,730.59; (d) a Rollover Reserve Subaccount balance of $25,764.04; (e) an Operating Expense Subaccount balance of $0.00; (f) a Casualty/Condemnation Subaccount balance of $0.00; (g) a Security Deposit Subaccount balance of $0.00; (h) a Monthly Debt Service Subaccount balance in the amount of $0.00; (i) a Cash Collateral Reserve Subaccount balance of $0.00; (j) a Major Tenant Reserve Subaccount balance of $0.00; (k) a Major Tenant Renewal Reserve Subaccount balance of $0.00; and (l) an Environmental Subaccount balance in the amount of $391,408.09.  As of the Effective Date, to Original Borrower's actual knowledge, Lender is also holding $65,514.00 in a Post-Petition Tax Account, which sum will be transferred to the Tax and Insurance Subaccount within five (5) Business Days after the Effective Date.
1.2.       Acknowledgments, Warranties and Representations of New Borrower. As a material inducement to Lender to enter into this Assumption Agreement and to consent to the Requested Actions, New Borrower acknowledges, warrants, represents and agrees to and with Lender as follows:
(a)       Incorporation of Recitals.  All of the facts set forth in the Preliminary Statement of this Assumption Agreement are true and incorporated into this Assumption Agreement.
(b)       Authority of New Borrower.
(i)       New Borrower.  New Borrower is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware, and is qualified to conduct business in the State of Connecticut.  WWE, as the sole member of New Borrower, acting alone without the joinder of any other officer or director of New Borrower or any other party, has the power and authority to execute this Assumption Agreement on behalf of and to duly bind New Borrower under this Assumption Agreement and the Loan Documents.  The execution and delivery of, and performance under, this Assumption Agreement and the Loan Documents by WWE on behalf of New Borrower have been duly and properly authorized pursuant to all requisite limited liability company action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to New Borrower or the certificate of formation or operating agreement or any other organizational document of New Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which New Borrower is a party or by which the Property may be bound or affected.
(ii)       New Borrower's Managing Member.  WWE is a duly organized, validly existing corporation in good standing under the laws of the State of Delaware, and is qualified to conduct business in the State of Connecticut. Mark Kowal is a Senior Vice President and the Chief Accounting Officer and Controller of WWE, and James Langham is a Senior Vice President and Assistant General Counsel of WWE (either, in such capacity, "NB Authorized Officer"). NB Authorized Officer, acting alone without the joinder of any other officer, director,
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or shareholder of WWE or any other party, has the power and authority to execute this Assumption Agreement on behalf of and to duly bind WWE, and, through WWE in its capacity as the managing member, New Borrower under this Assumption Agreement and the Loan Documents.  The execution and delivery of, and performance under, this Assumption Agreement and the Loan Documents by WWE have been duly and properly authorized pursuant to all requisite corporate action and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to WWE or the articles of incorporation or bylaws or any other organizational document of WWE or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which WWE is a party or by which the Property may be bound or affected.
(c)       Financial Statements.  The financial statements in the SEC Form 10-K for the period ending December 31, 2015 and the SEC Form 10-Q for the period ending March 31, 2016 ("Financial Statements") of New Indemnitor which have been previously delivered to Lender are true, complete and accurate in all material respects and accurately represent the financial condition of New Indemnitor as of the respective dates thereof.  All of the assets shown on New Indemnitor's Financial Statements are owned by such New Indemnitor as its sole and separate property, and not otherwise jointly with any other person or entity.  There has not been any material adverse change to the financial condition of New Indemnitor between the date of the Financial Statements and the Effective Date.  New Borrower acknowledges that the Financial Statements have been provided to Lender to induce Lender to enter into this Assumption Agreement and are being relied upon by Lender for such purposes.
(d)       Bankruptcy Proceedings.  None of New Borrower or New Indemnitor (collectively, the "New Borrower Parties") or any other entities which may be owned or controlled directly or indirectly by any of New Borrower Parties (collectively, the "Related Entities") has been a debtor in or subject of any Debtor Proceeding within ten (10) years prior to the Effective Date.
(e)        Defaults on Other Indebtedness.  None of New Borrower Parties or any Related Entities has materially defaulted under its or their obligations with respect to any other indebtedness within the seven (7) years preceding the Effective Date.  For purposes of this section 1.2(e), a material default is one that would have a material adverse effect on the ability of either New Borrower Party to perform its respective obligations under the Loan Documents.
(f)        New Borrower's Organizational Documents.  New Borrower has not transacted any business in New Borrower's name since its formation except in connection with the consummation of the Purchase Agreement.  New Borrower is and will continue to be in full compliance with all of its organizational documents and the single purpose entity and separateness requirements of Section 5.12 of the Loan Agreement and such organizational documents do not conflict with any of such single purpose entity and separateness requirements of the Loan Agreement.
(g)       Assets of New Borrower.  The only assets of New Borrower are the Property, the personal property owned by New Borrower and used in connection with the Property, and cash or cash equivalents.
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(h)     Management of Property.  New Borrower is entering into a Property Management Agreement with Property Manager for the management of the Property (the "New Management Agreement").  The term "Management Agreement" or "management agreement" or such other similar term in the Loan Documents shall subsequently refer to the New Management Agreement.  The term "Property Manager" or such other similar term in the Loan Documents shall subsequently refer to the Property Manager.  New Borrower covenants and agrees to comply with and to direct the Property Manager to comply with all terms and conditions of the Loan Documents concerning the management of the Property, including without limitation the obligation to obtain Lender's consent to the management of the Property by any entity other than Property Manager.  Property Manager shall execute and deliver to Lender a subordination of the New Management Agreement in form acceptable to Lender.
(i)       Loans to Related Entities.  There are no loans payable by New Borrower to any of the Related Entities or any other entities or persons.
(j)       Non-Consolidation Opinion.  New Borrower will comply with each of the assumptions made with respect to it in that certain substantive non-consolidation opinion letter, dated the Effective Date, delivered by New Borrower's counsel in connection with the Requested Actions (the "Non-Consolidation Opinion"), including but not limited to, any exhibits attached thereto, any certificates referred to therein and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of the Security Instrument.  All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, and any certificates referred to therein are true and correct.
(k)       New Borrower Parties' Interests.  None of New Borrower Parties is obtaining a loan to finance its direct or indirect interest in New Borrower or the Property or pledging its direct or indirect interest in New Borrower to any party.  WWE is the sole owner of any direct ownership interest in New Borrower, and no other entity or individual has any right to take over direct control of such ownership interest.
(l)      Prohibited Person.  After review of the website identified below, that none of New Borrower or, to the best of New Borrower's knowledge, New Indemnitor or any of their respective officers, directors, members or shareholders holding greater than forty-nine percent (49%) of the equity interests in such entity, is an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224, issued on September 24, 2001 (“EO13224“), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC“) most current list of “Specifically Designated Nationals and Blocked Persons“ (which list may be published from time to time in various media including, but not limited to, the OFAC website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf, (iii) who commits, threatens to commit or supports “terrorism“, as that term is defined in EO13224, or (iv) who, to the knowledge of New Borrower, is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses [i] – [iv] above are collectively referred to as a “Prohibited Person“).  None of New Borrower Parties or any of their respective officers, directors, members or shareholders holding greater than forty-nine percent (49%) of the equity interests in such entity, will (a) knowingly conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any
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contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (b) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.  New Borrower covenants and agrees to deliver (from time to time) to Lender any such certification as may be requested by Lender in its reasonable discretion, confirming that, based on reasonable inquiry (x) none of New Borrower Parties or any of their respective officers, directors, members or shareholders holding greater than forty-nine percent (49%) of the equity interests in such entity, is a Prohibited Person and (y) none of New Borrower, or to the best of New Borrower's knowledge, any of the other New Borrower Parties, or their respective officers, directors, members or shareholders holding greater than forty-nine percent (49%) of the equity interests in such entity, has (a) knowingly conducted any business, or engaged in any transaction or dealing, with any Prohibited Person, including,  but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person or (b) knowingly engaged in or conspired to engage in any transaction that evaded or avoided, or had the purpose of evading or avoiding, or attempted to violate, any of the prohibitions set forth in EO13224.
(m)       Loan Documents.  The Loan Documents, from and after the Effective Date, are valid and legally binding obligations of New Borrower, enforceable against New Borrower and the Property in accordance with their terms.  This Assumption Agreement and the execution of other contemplated documents do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, and they shall not in any way affect or impair the liens and security interests created by the Loan Documents, which New Borrower acknowledges to be valid and existing liens and security interests in the Property.  New Borrower agrees that the lien and security interests created by the Loan Documents continue to be in full force and effect, unaffected and unimpaired by this Assumption Agreement or by the transfer of the Property or any collateral described in financing statements filed in connection with the Loan Documents and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.  As of the Effective Date, New Borrower has no defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action of any kind or nature whatsoever against the Lender Parties with respect to (i) the Loan, (ii) the indebtedness due under the Loan Documents (the "Indebtedness"), (iii) the Loan Documents, or (iv) the Property.  To the extent New Borrower would be deemed to have any such defenses, affirmative defenses, setoffs, claims, counterclaims, crossclaims or causes of action as of the Effective Date, New Borrower knowingly waives and relinquishes them.  New Borrower acknowledges that it has received copies of all of the Loan Documents set forth on Exhibit B hereto.
(n)       No Default.  To New Borrower's actual knowledge, no event, fact or circumstance has occurred or failed to occur which constitutes, or with the lapse or passage of time, giving of notice or both, could constitute a default or Event of Default under the Loan Documents, other than the commencement of the Bankruptcy Case, the transfer of Original Borrower's funds to Affiliates of Original Borrower  in order to pay such Affiliate's obligations, the failure of Original Borrower to complete the Required Remediation set forth in Exhibit A of the Loan Agreement, within six months of the date of the Loan Agreement, and each of the events, facts and circumstances listed in Section 3.2(a)(i) through (a)(v).
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(o)       Inspections.  Other than (i) that certain Phase I Environmental Site Assessment for the Property dated September 4, 2013, prepared by Tetra Tech Inc., (ii) that certain Property Condition Report for the Property dated December 31, 2014, prepared by Partner Assessment Corporation, under Property No. 14-131381.4, (iii) that certain Phase 1 Environmental Site Assessment for the Property dated March 31, 2015, prepared by Partner Assessment Corporation, under Property No. 14-131381.4,  (iv) that certain letter on the Cost of Regulatory Compliance, dated June 2, 2015, prepared by Tetra Tech Inc., (v) that certain Phase I Environmental Site Assessment for the Property dated May 20, 2016, prepared by Tetra Tech Inc., (vi) that certain Report Review and Environmental Cost Estimate Summary dated June 14, 2016, prepared by GZA, under File No. 05.0045831.00, and (vii) that certain Phase I Environmental Site Assessment for the Property dated August 10, 2016, prepared by GZA, under File No. 05.0045831.00, New Borrower has not obtained any other written inspection reports relating to the Property.  New Borrower has not obtained any tenant estoppel certificates from the tenants located at the Property that have not been delivered to Lender.
(p)       Affirmation.  To New Borrower's actual knowledge, New Borrower affirms and confirms the truth and accuracy of all representations and warranties in the Loan Documents, to the extent they relate to the New Borrower Parties, in all material respects, as if made on the Effective Date, except to the extent any such representations or warranties have been modified in the Assumption Agreement or pertain to facts and circumstances as of a date prior to the Effective Date.
ARTICLE 2

 ACKNOWLEDGMENTS AND COVENANTS OF PARTIES
As a material inducement to the Parties to enter into this Assumption Agreement and to consent to Requested Actions, each of the Parties, as to itself only, acknowledges, warrants, represents, covenants and agrees to and with the other Parties as follows:
2.1.       Assumption of Loan.  New Borrower assumes the indebtedness due under the Note, the Loan and all of Original Borrower’s other obligations, as grantor, mortgagor, borrower, assignor, trustor, indemnitor, guarantor, or maker, as the case may be, under the Loan Documents to the same extent as if New Borrower had signed such instruments, provided, that New Borrower shall be responsible for any obligations of Original Borrower under the Loan Documents solely with respect to the period from and after the Effective Date, and shall not be required to cure, or make whole Lender with respect to, any obligations under the Loan Documents with respect to the period prior to the Effective Date, including without limitation with respect to any obligation to fund any Subaccounts prior to the Effective Date.  New Borrower agrees to comply with and be bound by all the terms, covenants and agreements, conditions and provisions set forth in the Loan Documents, subject to the limitation in the foregoing proviso, from and after the Effective Date.  Notwithstanding the foregoing, New Borrower agrees to perform the Required Repairs and Required Remediation with the ability to draw upon the Required Repairs Subaccount and the Environmental Subaccount for the cost thereof, as more fully set forth in Sections 3.2 and 3.14 of the Loan Agreement and Sections 3 and 4 of Schedule 3.1 attached hereto.  Further, any Property-related condition which requires a repair to be performed at the Property, other than the Required Repairs and the Required
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Remediation, to the extent not discovered until on or after the Effective Date, but which may have arisen prior to the Effective Date, shall be the responsibility of the New Borrower to remedy, to the extent set forth in the Loan Agreement.
2.2.       Indebtedness.  Borrower Parties acknowledge and agree that Lender will continue to hold the Escrow Balances for the benefit of New Borrower in accordance with the terms of the Loan Documents.  Lender represents and warrants to New Borrower that the first sentence of Recital B of this Agreement is true and correct.  Lender further represents and warrants to New Borrower that to Lender's actual knowledge:  (i) the amounts of the Loan and Subaccounts set forth in Section 1.1(j) are correct, (ii) $1,864,536.50 is the amount due from New Borrower on the Effective Date (the "Bring Current Amount"), (iii) $221,808.89 is the amount due from Original Borrower on the Effective Date (the "OB Bring Current Amount") for accrued interest on the Loan for the period from 12:01 a.m. on August 1, 2016 through the Effective Date, for Lender's attorneys' fees and costs, and to reimburse Lender for the reimbursement of the Americares cure claim deducted by New Borrower from the Bring Current Amount, to be paid on the Effective Date from the Cash Management Account (other than the Subaccounts); (iv) New Borrower’s payment of the Bring Current Amount and Original Borrower's payment of the OB Bring Current Amount to Lender on the Effective Date constitutes full and final payment of all amounts necessary to cure any and all payment obligations due and owing under the Loan Documents as of the Effective Date,  except for the payment of the principal balance of the Loan in the amount of $23,000,000.00; (v) Lender has not issued any written notices of default to Original Borrower which have not been cured by the payment of the Bring Current Amount and the OB Bring Current Amount; (vi) there are no other Defaults or Events of Default as of the Effective Date that have not been cured by the payment of the Bring Current Amount and the OB Bring Current Amount; (v) as of the Effective Date, the Cash Management Period has ended and interest on the principal amount of the Loan has ceased accruing at the Default Rate until such later time as the Loan shall bear interest at the Default Rate pursuant to Section 2.2.2 of the Loan Agreement; (vi) the transfer of the Property to New Borrower on the Effective Date is a permitted Special Transfer under Section 5.16 of the Loan Agreement and the first Special Transfer of the Property under Section 5.16(c) of the Loan Agreement; and (vii) all of the conditions for a Special Transfer of the Property pursuant to Section 5.16 of the Loan Agreement have been satisfied in full.
2.3.       Assumption Fees.  The Parties agree that the transfer of the Loan and Property from Original Borrower to New Borrower is a “first Special Transfer” under Section 5.16(c) of the Loan Agreement, and that no assumption or other fee shall be due and payable to Lender in connection with the closing of this transaction.
2.4.        Payment of Transaction Costs and Expenses.
  (a)       The legal fees and disbursements of Lender's counsel, Bilzin Sumberg Baena Price & Axelrod LLP, and other expenses in connection with the preparation of this Assumption Agreement and the transactions contemplated in this Assumption Agreement shall be paid from a portion of each of the Bring Current Amount and the OB Bring Current Amount, as set forth in Section 2.2 above.
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 (b)       New Borrower shall pay at the time of execution of this Assumption Agreement by Lender: (a) all recording costs and documentary stamps, or other taxes if any, due upon the recording of this Assumption Agreement; and (b) the costs of updating Lender's policy of title insurance insuring the Security Instrument to a current date and endorsing such policy to include this Assumption Agreement in the description of the Security Instrument with no additional exceptions, or, at Lender's option, the cost of obtaining a new Lender's policy of title acceptable to Lender insuring the Loan Documents as affected by this Assumption Agreement.
2.5.       Information.  New Borrower confirms that all information provided to Lender and/or any Servicer by or on behalf of New Borrower or any of its employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the Requested Actions, (ii) this Assumption Agreement or the contemplated transactions or (iii) the Property, contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not materially misleading, and the provision of any such information by Lender or any Servicer  to any Rating Agency is expressly consented to by New Borrower and will not infringe upon or violate any intellectual property rights of any party (collectively, the "NB Disclosure Representations").  New Borrower agrees to reimburse, indemnify and hold Lender Parties harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all reasonable legal fees and court costs) (collectively, "Indemnification Costs"), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the NB Disclosure Representations or any fraudulent or tortious conduct of New Borrower in connection with the Requested Actions, this Assumption Agreement or the contemplated transactions, or the Property, including any misrepresentation of financial data presented to Lender and/or Servicer.
2.6.       Release and Covenant Not To Sue.  Each of Borrower Parties, as to itself and all of its heirs, successors and assigns only, remises, releases, acquits, satisfies and forever discharges Lender Parties from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, inactions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or subsequently maturing, which any of Borrower Parties now has or subsequently may have by reason of any matter, cause or thing, from the beginning of the world to and including the Effective Date, including, without limitation, matters arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Indebtedness, (d) the Property, and (e) any other agreement or transaction between Borrower Parties or any one of them and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) – (d) above.  Each of Borrower Parties, as to itself and all of its respective heirs, successors and assigns only, covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.
2.7.       Further Assurances.  Each Party shall execute and deliver to the other Parties such agreements, instruments, documents, financing statements and other writings as may be reasonably requested from time to time by such other Parties to perfect and to maintain the
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perfection of Lender's security interest in and to the Property, and to consummate the transactions contemplated by or in the Loan Documents and this Assumption Agreement, and, to the extent such documents affect the Lender, the Sale Order and the Purchase Agreement.

ARTICLE 3

 ADDITIONAL PROVISIONS
3.1.       Modifications to Loan Documents.  From and after the Effective Date, the Loan Documents shall be modified in accordance with the terms set forth in Schedule 3.1 attached to and incorporated into this Assumption Agreement.
3.2.        Consent of Lender.
 (a)       Subject to the terms of this Assumption Agreement, Lender consents to the Requested Actions.  Further, Lender agrees that: (i) New Borrower may be an Affiliate of New Indemnitor and may assume the Original Borrower’s interest in the Leases, including without limitation any Leases in which New Indemnitor is the tenant thereunder (collectively, the "Lease Assumption"), and such Lease Assumption shall not breach Section 5.9.1 of the Loan Agreement, nor constitute a Default or Event of Default under the Loan Agreement; (ii) New Borrower’s entry into the New Management Agreement with Property Manager satisfies Sections 5.11 and 5.16(k) of the Loan Agreement; (iii) the failure of the Original Borrower to complete the Required Repairs and Required Remediation as provided in Sections 3.2 and 3.14 of the Loan Agreement is not a Default or Event of Default from and after the Effective Date, but shall instead be governed by Sections 3 and 4 of Schedule 3.1 attached hereto; (iv) none of the Lease Amendments constitutes a Major Tenant Trigger Event or a Major Tenant Trigger Renewal Event; and (v) any breach by Original Borrower of Section 1.1 of this Assumption Agreement does not and shall not constitute a Default or Event of Default from and after the Effective Date.
(b)       New Borrower agrees that neither this Assumption Agreement nor Lender’s consent to the Requested Actions shall be deemed Lender’s consent or a waiver of Lender’s right to consent to any other action requiring Lender consent under the Loan Documents that may be contained in any of the documents or items delivered to Lender in connection with the Requested Actions, whether or not such documents or items were reviewed and/or accepted by Lender, including but not limited to any action permitted under the New Borrower Operating Agreement.  Moreover, neither this Assumption Agreement nor Lender’s consent to the Requested Actions shall constitute a modification of any of the terms or conditions of the Loan Documents, except as expressly provided for in this Assumption Agreement.
3.3.       Release of Original Borrower.  Lender releases Original Borrower for any acts or events occurring or obligations arising under the Loan Documents after the Effective Date with the exception of any liability of Original Borrower based upon (a) any material misrepresentation of Original Borrower in this Assumption Agreement or any other document executed in connection with this Assumption Agreement and/or (b) the obligations under the Section 5.18 of the Loan Agreement solely to the extent of claims asserted by third parties (which shall expressly exclude New Borrower, Lender and their respective Affiliates), relating to
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the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any hazardous substance on, from or affecting the Property (the "Environmental Indemnity Obligations") or any of the other Loan Documents that are caused by Original Borrower or any of its agents or result from the existence of conditions existing prior to the Effective Date or migrating to or from any portion of the Property prior to the Effective Date, or result from a violation of any environmental laws prior to the Effective Date. Original Borrower shall bear the burden of proving when hazardous substances first existed upon, about or beneath the Property or began migrating to or from the Property and when a violation of environmental laws first occurred.  The foregoing burden of proof is for the benefit of the Lender, its successors and assigns, and is not for the benefit of any other party.
3.4.       UCC Filings.  New Borrower grants and confirms unto Lender a first lien priority security interest in all of New Borrower's assets, including but not limited to all of its (i) personal property and all of the fixtures located at the Property and (ii) the Property (as such term is defined in the Security Instrument) to the maximum extent permitted by the Uniform Commercial Code ("UCC").  Borrower Parties hereby consent to the filing of any financing statements or UCC forms required to be filed in the applicable states or any other applicable filing office, including, but not necessarily limited to, the state of organization of New Borrower and in the Records (collectively "Filings") in order to perfect or continue the perfection of said interest and, notwithstanding anything contained in any of the Loan Documents to the contrary, in accordance with the UCC, as amended subsequent to the making of the Loan, said Filings may be made by Lender without the consent of either of the Borrower Parties.
3.5.       References to Loan Documents.  All references to the term Loan Documents in the Loan Agreement, Security Instrument and the other Loan Documents are modified to include this Assumption Agreement and all documents executed and/or required in connection with the Requested Actions.  All references to the term Loan Agreement in the Loan Agreement, the Security Instrument, and the other Loan Documents shall mean and refer to the Loan Agreement as modified by the terms of this Assumption Agreement.
ARTICLE 4

 MISCELLANEOUS PROVISIONS
4.1.        No Limitation of Remedies.  No right, power or remedy conferred upon or reserved to or by Lender in this Assumption Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Assumption Agreement, the Loan Documents or at law, but each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Assumption Agreement, the Loan Documents or now or subsequently existing at law.
4.2.       No Waivers.  Except as otherwise expressly set forth in this Assumption Agreement, nothing contained in this Assumption Agreement shall constitute a waiver of any rights or remedies of any Party under the Loan Documents or at law.  No delay or failure on the part of any Party in the exercise of any right or remedy under this Assumption Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.  No action or forbearance
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by any Party contrary to the provisions of this Assumption Agreement shall be construed to constitute a waiver of any of the express provisions.  Any Party may in writing expressly waive any of such Party's rights under this Assumption Agreement without invalidating this Assumption Agreement.
4.3.       Successors or Assigns.  Whenever any Party is named or referred to in this Assumption Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such Party shall be deemed included.  All covenants and agreements in this Assumption Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the Parties, whether so expressed or not.
4.4.       Construction of Agreement.  Each Party hereto acknowledges that it has participated in the negotiation of this Assumption Agreement and no provision shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party having or being deemed to have structured, dictated or drafted such provision.  Each Party at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Assumption Agreement and have had the opportunity to review and analyze this Assumption Agreement for a sufficient period of time prior to execution and delivery.  No representations or warranties have been made by or on behalf of any Party, or relied upon by any Party, pertaining to the Assumption of the Loan, other than those set forth in this Assumption Agreement.  All prior statements, representations and warranties, if any, are totally superseded and merged into this Assumption Agreement, which represents the final and sole agreement of the Parties with respect to the Assumption of the Loan.  All of the terms of this Assumption Agreement were negotiated at arm's length, and this Assumption Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the Parties upon the others.  The execution and delivery of this Assumption Agreement are the free and voluntary act of the Parties.
4.5.       Invalid Provision to Affect No Others.  If, from any circumstances whatsoever, fulfillment of any provision of this Assumption Agreement or any related transaction at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.  If any clause or provision operates or would prospectively operate to invalidate this Assumption Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained in this Assumption Agreement, and the remainder of this Assumption Agreement shall remain operative and in full force and effect.
4.6.       Notices.  Notwithstanding anything to the contrary contained in any of the Loan Documents, any and all notices, elections, approvals, consents, demands, requests and responses ("Communications") permitted or required to be given under this Assumption Agreement or the Loan Documents shall not be effective unless in writing, signed by or on behalf of the party giving the same, and sent by certified or registered mail, postage prepaid, return receipt requested, or by hand delivery or a nationally recognized overnight courier service (such as FedEx), to the Party to be notified at the address of such Party set forth below or at such other
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address within the continental United States as such other Party may designate by notice specifically designated as a notice of change of address and given in accordance with this Section.  Any Communications shall be effective upon the earlier of their receipt or three days after mailing in the manner indicated in this Section.  Receipt of Communications shall occur upon actual delivery but if attempted delivery is refused or rejected, the date of refusal or rejection shall be deemed the date of receipt.  Any Communication, if given to Lender, must be addressed as follows, subject to change as provided above:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
c/o Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086-120
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Re:  WFCM 2015-NXS2; Loan No.:  30-4110008
With a copy to:
Rialto Capital Advisors, LLC
790 NW 107th Avenue, Suite 400
Miami, Florida 33172
Attn:     Niral Shah, Director
Re:  WFCM 2015-NXS2 Loan No.:  30-4110008

and, if given to Original Borrower, must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

88 HAMILTON AVENUE ASSOCIATES, LLC
c/o Seaboard Realty, LLC
One Atlantic Street
Stamford, Connecticut  06901
Attn:  Marc Beilinson

With a copy to:

Young Conaway Stargatt & Taylor, LLP
Attn:  Robert S. Brady, Sean T. Greecher and Ryan M. Bartley
 1000 North King Street
Rodney Square
Wilmington, DE 19801
and, if given to New Borrower, must be addressed as follows, subject to change as provided above:

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 WWE Real Estate Holdings, LLC
 1241 East Main Street
 Stamford, CT  06902
 Attn:  James W. Langham
 SVP & Assistant General Counsel

With a copy to:

 K&L Gates LLP
 599 Lexington Avenue
 New York, New York  10019
 Attn:  Robert T. Honeywell, Esq.

4.7.       Governing Law.  This Assumption Agreement shall be interpreted, construed and enforced in accordance with the provisions of Section 10.6 of the Loan Agreement.
4.8.       Headings; Exhibits.  The headings of the articles, sections and subsections of this Assumption Agreement are for the convenience of reference only, are not to be considered a part of this Assumption Agreement and shall not be used to construe, limit or otherwise affect this Assumption Agreement.
4.9.       Modifications.  The terms of this Assumption Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the Party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Lender's consent to the Requested Actions shall not be deemed to constitute Lender's consent to any provisions of the organizational documents that would be in violation of the terms and conditions of any of the Loan Documents.
4.10.     Time of Essence; Consents.  Time is of the essence of this Assumption Agreement and the Loan Documents.  Any provisions for consents or approvals in this Assumption Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.
4.11.     Counterparts.  This Assumption Agreement may be executed in three or more counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement.  Any signature page of this Assumption Agreement may be detached from any counterpart of this Assumption Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Assumption Agreement identical in form hereto but having attached to it one or more additional signature pages.
4.12.     New Indemnitor Joinder.  New Indemnitor shall assume the obligations of Original Indemnitor under the Guaranty pursuant to and solely to the extent set forth in the Joinder by and Agreement of New Indemnitor attached to this Assumption Agreement.
4.13.     WAIVER OF TRIAL BY JURY.  BORROWER PARTIES AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH
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REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER PARTIES AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  ANY PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 4.6 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTIES.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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The Parties have executed and delivered this Assumption Agreement as of the day and year first above written.
Witnesses:		LENDER:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF WELLS FARGO COMMERCIAL MORTGAGE TRUST 2015-NXS2, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-NXS2

		By:	Rialto Capital Advisors, LLC, a Delaware limited liability company, as attorney-in-fact

	/s/ Fernando Granados		By:	/s/ Adam Singer
Print Name:	Fernando Granados			Adam Singer, Managing Director

/s/ Gustavo Rodriguez
Print Name:	Gustavo Rodriguez

STATE OF FLORIDA COUNTY OF MIAMI-DADE	) ) SS: )

The foregoing instrument was acknowledged before me this 23rd day of August, 2016, by Adam Singer, as Managing Director of Rialto Capital Advisors, LLC, a Delaware limited liability company, on behalf of said limited liability company, as attorney-in-fact for WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF WELLS FARGO COMMERCIAL MORTGAGE TRUST 2015-NXS2, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-NXS2, on behalf of the said trust.  He __X__ is personally known to me or _____ has produced a driver’s license as identification.

/s/ Dylan Burstyn
Notary Public, State of Florida
Print Name: Dylan Burstyn
My Commission Expires: 10/22/18

[AFFIX NOTARY STAMP ABOVE]

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The Parties have executed and delivered this Assumption Agreement as of the day and year first above written.

Witnesses:		ORIGINAL BORROWER:

88 HAMILTON AVENUE ASSOCIATES, LLC, a Delaware limited liability company

	/s/ Karyn Nertnay	By:	/s/ Marc Beilinson
Print Name:	Karyn Nertnay	Name:	Marc Beilinson
		Title:	Chief Restructuring Officer

/s/ Ursula Farrell
Print Name:	Ursula Farrell

STATE OF	New York	)
) SS.:
COUNTY OF	New York	)

THIS IS TO CERTIFY that on this 24th day of August, 2016, before me, the subscriber, a Notary Public for the jurisdiction aforesaid, personally appeared Marc Beilinson, being personally well known to me to be the Chief Restructuring Officer of 88 HAMILTON AVENUE ASSOCIATES, LLC, a Delaware limited liability company and acknowledged that he, being authorized so to do, executed the foregoing as the free act and deed of said limited liability company.
IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the day and year written above.

/s/ Maria D'Onza
Notary Public, State of New York
My Commission Expires: June 14, 2018

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The Parties have executed and delivered this Assumption Agreement as of the day and year first above written.
Witnesses:	NEW BORROWER:

WWE REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company

	By:	World Wrestling Entertainment, Inc., a Delaware corporation, its Sole Member

	/s/ James W. Langham	By:	/s/ Mark Kowal
Print Name:	James W. Langham	Name:	Mark Kowal
		Title:	CAO, SVP Controller

/s/ Robert Wall
Print Name:	Robert Wall

STATE OF	Connecticut	)
) SS.: Stamford
COUNTY OF	Fairfield	)

THIS IS TO CERTIFY that on this 24th day of August, 2016, before me, the subscriber, a Notary Public for the jurisdiction aforesaid, personally appeared Mark Kowal, being personally well known to me to be the CAO, SVP of World Wrestling Entertainment, Inc., a Delaware corporation, on behalf of said corporation, as sole member of WWE Real Estate Holdings, LLC, a Delaware limited liability company, on behalf of said limited liability company, and acknowledged that s/he, being authorized so to do, executed the foregoing as the free act and deed of said limited liability company.
IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the day and year written above.

/s/ Margaret M. Ytuarte
Notary Public, State of Connecticut
My Commission Expires: 7/31/17

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SCHEDULE 3.1

MODIFICATIONS TO LOAN DOCUMENTS
1. Definitions.
   a.        All references to the term “Borrower” in the Loan Agreement shall mean and refer to New Borrower as defined in the Assumption Agreement.
   b.       The definition of the term “Guarantor” in the Loan Agreement is deleted and replaced with “World Wrestling Entertainment, Inc., a Delaware corporation.”
   c.        All references to the terms "Key Principals" and "Borrower Representative" in the Loan Agreement shall be deleted and any provisions therein regarding Key Principals or Borrower Representative shall be of no force and effect..
   d.       All references to the term “Lender” in the Loan Agreement shall mean and refer to the Lender as defined in the Assumption Agreement.
   e.        The definition of the term "Loan Documents" set forth in Section 1.1.2 of the Loan Agreement is deleted and replaced with the following definition:

Loan Documents:  this Agreement and all other documents, agreements and instruments set forth in Exhibit B to the Assumption Agreement, as any such document may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time, including by way of the Assumption Agreement by and among 88 Hamilton Avenue Associates, LLC, Borrower and Lender dated as of September 13, 2016 (the "Assumption Agreement").

   f.       All references to the term "Manager" in the Loan Agreement shall hereafter mean and refer to the Property Manager, as defined in the Assumption Agreement, or any successor, assignee or replacement manager appointed by Borrower in Accordance with Section 5.11 hereof.
   g.       The definition of the term "Permitted Transfers" set forth in Section 1.1.2 of the Loan Agreement is deleted and replace with the following definition:
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Permitted Transfers: (i) a Lease entered into in accordance with the Loan Documents, (ii) a Special Transfer in accordance with the requirements set forth in Section 5.16, (iii) a Permitted Encumbrance, (iv) a Transfer of an interest in Guarantor on a national securities exchange so long as such Transfer does not result in a Change of Control, or (v) provided that no Default or Event of Default shall then exist, a Transfer of an interest in Borrower held by Guarantor or an Affiliate of Guarantor, provided that (A) such Transfer is to an Affiliate of Guarantor, (B) Borrower shall give Lender notice of such Transfer, together with copies of all instruments effecting such Transfer, not less than thirty (30) days prior to the date of such Transfer, (C) the legal and financial structure of Borrower and the single purpose nature and bankruptcy remoteness of Borrower after such Transfer shall satisfy Lender’s then current applicable underwriting criteria and requirements, and Section 5.12 of the Loan Agreement, and (D) such Transfer shall not result in a Change of Control.

For purposes of this definition, a "Change of Control" shall occur if:

(i)       Guarantor, together with any Affiliates of Guarantor, are no longer the direct and indirect owner(s) of 100% of the ownership and economic interest in the Borrower; or

(ii)       Guarantor is no longer the Guarantor under the Guaranty of Recourse Obligations in connection with the Loan.
2.       Organizational Chart.  The organizational chart attached to the Loan Agreement as Schedule 3 is deleted and replaced by the organizational chart attached to this Assumption Agreement as Exhibit D.
3.       Required Repairs.  New Borrower will timely complete all Required Repairs as required by Schedule 2 of the Loan Agreement, subject to the availability of funds maintained by Lender in the Required Repairs Subaccount to reimburse New Borrower for the cost of the Required Repairs, in the manner described in Section 3.2.2 of the Loan Agreement, and will provide Lender with evidence of such completion and compliance.
4.       Required Remediation.  New Borrower will comply with all obligations under the Loan Agreement regarding the Required Remediation, as more fully set forth in Exhibit A of the Loan Agreement, subject to the availability of funds maintained by Lender in the Environmental Subaccount to reimburse New Borrower for the cost of the Required
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Remediation, in the manner described in Section 3.14 of the Loan Agreement.  The Required Remediation is expected to be completed by September 30, 2019; provided, however, New Borrower is not guarantying to Lender the completion of the Required Remediation by that date, and the failure to complete the Required Remediation by such date shall not give rise to a Default or Event of Default, so long as New Borrower is diligently pursuing the Required Remediation.
5.       Leases.  The second sentence of Section 5.9.1 of the Loan Agreement is deleted and replaced with the following:

All renewals of leases and all proposed leases shall provide for rental rates and terms comparable to then existing local market rates and shall be arm’s length transactions with bona fide, independent third-party Tenants or with Affiliates of Borrower.

6.       Publicity.  Section 10.16 of the Loan Agreement is amended to add the following sentence at the end of such section:

Notwithstanding the foregoing, Borrower and its Affiliates may publish, file or issue any statements or reports required by securities laws or regulations or by other applicable law without the prior written approval of Lender.

7.       Special Purpose Entity.  The definition of "Special Purpose Entity" in Schedule 4 of the Loan Agreement is amended as follows:
a.     In clause (iv), the phrase "transfer of partnership or membership interests or the like" is amended to read in its entirety as follows:
transfer of partnership or membership interests or the like (except as expressly permitted by this Agreement),
b.     Clause (xii) is deleted and replaced with the following:

(xii)       has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns separate from any other Person, unless it is included in the consolidated tax return of an Affiliate;

c.     Clause (vii) is deleted and replaced with the following:

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(xvii) has maintained and will maintain its financial statement, accounting records and other entity documents separate from any other Person, provided that it may be included in the consolidated financial statements of an Affiliate so long as (i) appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliate, and to indicate that the Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall be listed on Borrower’s separate balance sheet;

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EXHIBIT A
LEGAL DESCRIPTION
ALL THAT CERTAIN piece or parcel of land, together with tine buildings and improvements thereon, situated in the City of Stamford, County of Fairfield and State of Connecticut. being more particularly shown as "Parcel A" comprising 9,472 acres as shown on a certain map entitled, "Subdivision Map of Property at 88 Hamilton Avenue. Stamford, Connecticut Prepared for Reliance Property Group" prepared by Redniss & Mead, dated July 27, 2005. Raymond L. Redniss, surveyor, Connecticut License No. 10046, Stanford, Connecticut, which map is filed with the Town Clerk of the City of Stamford as Map No. 13716.

Perimeter Description Parcel A, Map 13716 S.LT.

Beginning at a point on the northerly side of Hamilton Avenue at its intersection with the easterly side of land now or formerly of State of Connecticut Department of Transportation - Connecticut Commuter Rail;

running thence along said State of Connecticut N 22° 10' 00" E for a distance of 339.38 feet; N 27° 15' 15" E for a distance of 663.84 feet; and N 42° 59' 55" E for a distance of 230.68 feet to the southerly side of land now or formerly of Sivan Stamford LLC et al said land being depicted as Revised Parcel "A" on Map 9197 S.L.R.;

running thence along said Sivan Stamford LLC S 61° 37' 10" E for a distance of 212.98 feet and S 74° 15' 05" E for a distance of 16.78 feet to the westerly side of land now or formerly of World Wrestling Entertainment Inc. said land being depicted as Parcel Bon Map 13716 S.L.R.;

running thence along said World Wrestling Entertainment LLC S 221 08' 00" W for a distance of 491.38 feet, S 06° 59' 59" W for a distance of 240.83 feet, and S 17° 31' 58" W for a distance of 313.91 feet to the aforesaid northerly side of Hamilton Avenue;

running thence alone said Hamilton Avenue on an anti-clockwise curve the radius of which is 1.748.55 feet and the central Wangle of which is 03° 15' 23" for a length of 99.38 feet;. and N 86° 26' 06" W for a distance of 288.13 feet; and along an tangent anti-clockwise curve the radius of which is 697.07 feet and the central angle of which is 08° 00' 21" for a length of 97.40 feet to the Point of beginning.

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EXHIBIT B
LOAN DOCUMENTS
1.       Promissory Note dated as of June 8, 2015 (the "Loan Origination Date"), in the principal amount of $23,000,000.00 (the "Note"), executed by Original Borrower in favor of Natixis Real Estate Capital LLC ("Original Lender"), and endorsed to the order of Lender.
2.       Open-End Mortgage, Assignment of Leases and Rents and Security Agreement dated as of the Loan Origination Date ("Security Instrument"), executed by Original Borrower in favor of Original Lender and recorded as Instrument No. 2015011168, in Volume 11265, Page 265 in the Recorder's Office of the Town of Stamford, Connecticut ("Records"), and assigned to Lender.
3.       Assignment of Assignment of Leases and Rents dated as of the Loan Origination Date ("Assignment of Leases and Rents"), executed by Original Borrower in favor of Original Lender and recorded as Instrument No. 2015011169, in Volume 11265, Page 285 of the Records, and assigned to Lender.
4.       Loan Agreement dated as of the Loan Origination Date between Original Borrower and Original Lender (the "Loan Agreement").
5.       Note and Mortgage Assumption Agreement dated as of September 13, 2016, among Original Borrower, New Borrower and Lender (the "Assumption Agreement").
6.       UCC Financing Statement reflecting Original Borrower, as debtor, and Original Lender, as secured party, and recorded Instrument No. 2015011170, in Volume 11265, Page 293 of the Records, and assigned to Lender.
7.       UCC Financing Statement reflecting Original Borrower, as debtor, and Original Lender, as secured party and filed with the Secretary of State of Delaware under File No. 20152460839, and assigned to Lender.
8.       UCC Financing Statement reflecting New Borrower, as debtor, and Lender, as secured party, and recorded as Instrument No. __________________, in Volume ______, Page _____ of the Records.
9.       UCC Financing Statement reflecting New Borrower, as debtor, and Lender, as secured party, and filed with the Secretary of State of Delaware under File No. ____________.
10.     UCC Guaranty of Recourse Obligations dated as of the Loan Origination Date ("Guaranty"), executed by John J. DiMenna ("Original Indemnitor") in favor of Original Lender, and assigned to Lender.
11.     Assignment of Agreements, Licenses, Permits and Contracts dated as of the Loan Origination Date, execution by Original Borrower in favor of Original Lender, and assigned to Lender.
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12.     Assignment and Subordination of Management Agreement dated as of the Effective Date, executed by Borrower, and Property Manager in favor of Lender.
13.     Deposit Account Agreement dated as of the Effective Date, executed by Wells Fargo Bank, National Association, as Cash Management Bank, New Borrower and Lender.
14.     Deposit Account Control Agreement dated as of the Effective Date, executed by Wells Fargo Bank, National Association, as Deposit Bank, Borrower and Lender.
15.     Post Closing Agreement dated as of the Loan Origination Date, executed by Original Borrower.

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EXHIBIT C
RENT ROLL
(INTENTIONALLY DELETED FOR PURPOSES OF RECORDING)

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EXHIBIT C
RENT ROLL

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EXHIBIT D

ORGANIZATIONAL CHART OF NEW BORROWER

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JOINDER BY AND AGREEMENT OF NEW INDEMNITOR

The undersigned, WORLD WRESTLING ENTERTAINMENT, INC. (individually and collectively "New Indemnitor"), being the Person referred to in the Assumption Agreement to which this Joinder (the "New Indemnitor Joinder") is attached, intending to be legally bound under the terms and provisions of the Guaranty pursuant to the provisions of this New Indemnitor Joinder, represents and warrants to and acknowledges and agrees with Lender the following:

1. Defined Terms.  All capitalized terms used in this New Indemnitor Joinder, unless defined below, shall have the meanings given such terms in the Assumption Agreement, and if not defined below, then in the Loan Agreement.
2. Benefit to New Indemnitor.  New Indemnitor, owning a direct and/or indirect interest in New Borrower as a result of the Requested Actions, shall receive a substantial benefit from Lender's consent to the Requested Actions.
3. Assumption by New Indemnitor of Guaranty.  From and after the Effective Date, New Indemnitor hereby assumes and agrees to be liable and responsible for and bound by all of the obligations, agreements and liabilities, including but not limited to the jury waiver and other waivers set forth therein, under the Guaranty, as amended by this New Indemnitor Joinder, as fully and completely as if the New Indemnitor had originally executed and delivered such Guaranty, as amended by this New Indemnitor Joinder, as the guarantor/indemnitor thereunder.  New Indemnitor further agrees to pay, perform and discharge each and every obligation of payment and performance of any guarantor/indemnitor under, pursuant to and as set forth in the Guaranty, as amended by this New Indemnitor Joinder, at the time, in the manner and otherwise in all respects as therein provided.  From and after the Effective Date, the Guaranty is amended to provide that all references to the term "Borrower" used in the Guaranty shall mean and refer to New Borrower and the term "Guarantor" used in the Guaranty shall mean and refer to New Indemnitor.
4. Confirmation of Representations.  New Indemnitor confirms the representations and warranties and agrees to the representations and warranties regarding New Indemnitor set forth in the Assumption Agreement, as set forth in Sections 1.2(c), (d) and (l) and 4.12 of the Assumption Agreement.
5. Affirmation of Guaranty.  New Indemnitor affirms and confirms the truth and accuracy of all representations and warranties in the Guaranty to the extent they relate to New Indemnitor, in all material respects, as if made on the Effective Date, except to the extent any such representations or warranties have been modified in the Assumption Agreement or pertain to facts and circumstances as of a date prior to the Effective Date.
6. Confirmation and Hold Harmless.  New Indemnitor confirms that all information regarding New Indemnitor provided to Lender and/or any Servicer by or on behalf of New Indemnitor or any of its employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the Requested Actions, (ii) the  Assumption Agreement or the contemplated transactions, or (iii) the Property, contains no untrue statement of
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material fact and does not omit a material fact necessary in order to make such information not materially misleading, and the provision of any such information by Lender or any Servicer to any Rating Agency is expressly consented to by New Indemnitor and will not infringe upon or violate any intellectual property rights of any party (collectively, the "NI Disclosure Representations").  New Indemnitor agrees to reimburse, indemnify and hold Lender Parties (as such term is defined in the Assumption Agreement) harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all reasonable legal fees and court costs) (collectively, "Indemnification Costs"), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the NI Disclosure Representations or any fraudulent or tortious conduct of New Indemnitor in connection with the Requested Actions, the Assumption Agreement or the contemplated transactions, or the Property, including any misrepresentation of financial data presented to Lender and/or Servicer.
7. Acknowledgement of New Indemnitor.  New Indemnitor agrees that neither this Assumption Agreement nor Lender’s consent to the Requested Actions shall be deemed Lender’s consent or a waiver of Lender’s right to consent to any other action requiring Lender consent under the Loan Documents that may be contained in any of the documents or items delivered to Lender in connection with the Requested Actions, whether or not such documents or items were reviewed and/or accepted by Lender, including but not limited to any action permitted under the New Borrower Operating Agreement.  Moreover, New Indemnitor acknowledges that neither the Assumption Agreement nor Lender’s consent to the Requested Actions shall constitute a modification of any of the terms or conditions of the Loan Documents, except as expressly provided for in the Assumption Agreement.
8. Limitation on Joinder.  Notwithstanding anything herein or in the Guaranty or other Loan Documents to the contrary, New Indemnitor shall be responsible for any obligations under the Guaranty solely with respect to the period from and after the Effective Date, and shall not be required to cure, or make whole Lender with respect to, any obligations of Original Indemnitor under the Guaranty with respect to the period prior to the Effective Date.
9. Authority Representations by New Indemnitor.  The execution and delivery of this New Indemnitor Joinder, and performance by New Indemnitor under the New Indemnitor Joinder and the Guaranty will not (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to New Indemnitor or (b) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which New Indemnitor is a party or by which the Property may be bound or affected.
10. Reporting Requirements.  New Indemnitor shall timely comply with all financial, bookkeeping and reporting requirements set forth in Section 6.4 of the Guaranty.
11. Non-Consolidation Opinion.  New Indemnitor shall comply with each of the assumptions made with respect to it in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, and any certificates referred to therein.

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12. Notices to New Indemnitor.  Lender shall deliver any notices to New Indemnitor which are required to be delivered pursuant to the Guaranty, or are otherwise delivered by the Lender thereunder at Lender's sole discretion, to New Indemnitor at the following address:
World Wrestling Entertainment, Inc.
1241 East Main Street
Stamford, CT  06902
Attn:  James W. Langham
SVP & Assistant General Counsel
With a copy to:
K&L Gates LLP
599 Lexington Avenue
New York, New York 10019
Attn:  Robert J. Honeywell, Esq.
All notices to be sent by New Indemnitor to Lender under the Guaranty and Loan Documents shall be sent to Lender in the manner set forth in and at the address shown in Section 4.6 of the Assumption Agreement.
13. Governing Law.  This New Indemnitor Joinder shall be interpreted, construed, and enforced in accordance with the governing law provisions of the Guaranty, as applicable.

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The undersigned New Indemnitor has executed and delivered this New Indemnitor Joinder to be effective as of the Effective Date of the Assumption Agreement.

NEW INDEMNITOR:

WORLD WRESTLING ENTERTAINMENT, INC., a Delaware corporation
WITNESSES:

	/s/ James W. Langham	By:	/s/ Mark Kowal
Print Name:	James W. Langham	Name:	Mark Kowal
		Title:	CAO, SVP Controller

/w/ Robert Wall
Print Name:	Robert Wall

STATE OF	Connecticut	)
) SS.: Stamford
COUNTY OF	Fairfield	)

THIS IS TO CERTIFY that on this 24th day of August, 2016, before me, the subscriber, a Notary Public for the jurisdiction aforesaid, personally appeared Mark Kowal, being personally well known to me to be the CAO, SVP of WORLD WRESTLING ENTERTAINMENT, INC., a Delaware  corporation and acknowledged that he, being authorized so to do, executed the foregoing as the free act and deed of said corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the day and year written above.

/s/ Margaret M. Ytuarte
Notary Public, State of Connecticut
My Commission Expires: 7/31/17

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